UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 20, 2006
LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2140 Lake Park Blvd.
Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 497-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 20, 2006, Lennox International Inc. (the “Company”) entered into an Amendment (the “Amendment”) to the Employment Agreement between the Company and Dr. Harry J. Ashenhurst, the Company’s Chief Administrative Officer, dated July 31, 2000. The Amendment provides that in the event of an adverse action (as defined in the Amendment), including, but not limited to, a termination of his employment without cause, Dr. Ashenhurst will remain an employee of the Company through July 31, 2008, unless he voluntarily resigns, dies, becomes permanently disabled, or is terminated for cause (as defined in the Employment Agreement).
     A copy of the Amendment is filed as Exhibit 10.1 hereto. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is incorporated by reference herein.
Item 8.01 Other Events.
     The delay in filing this Current Report on Form 8-K resulted from the fact that information concerning the Amendment was not provided to the Company’s disclosure committee in a timely manner. Accordingly, the Company’s principal executive officer and principal financial officer have concluded that the Company’s disclosure controls and procedures were not effective as of March 31, 2006 and June 30, 2006 to alert the Company in a timely manner to material information required to be disclosed in the Company’s reports filed with the Securities and Exchange Commission. The Company is amending its procedures to ensure information is provided to its disclosure committee in a timely manner.
Item 9.01 Financial Statements and Exhibits.
  (c) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

10.1	Amendment to Employment Agreement, dated March 20, 2006, among the Company and Harry J. Ashenhurst.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: October 23, 2006	By:	/s/ Kenneth C. Fernandez
		Name:	Kenneth C. Fernandez
		Title:	Associate General Counsel

EXHIBIT
NUMBER	DESCRIPTION

10.1	Amendment to Employment Agreement, dated March 20, 2006, among the Company and Harry J. Ashenhurst.

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